UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024 (September 30, 2024)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Boulevard, Suite 505, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	N/A(1)

(1)	On September 17, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that a hearings panel had determined to delist the Company’s common stock from The Nasdaq Capital Market. Trading of the Company’s common stock on Nasdaq was suspended at the open of trading on September 19, 2024. Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission to delist the common stock from Nasdaq. The deregistration of the common stock under Section 12(b) of the Act will be effective 90 days, or such shorter period as the U.S. Securities and Exchange Commission may determine, after filing of the Form 25. The common stock is currently quoted on the OTC Pink Market maintained by the OTC Markets Group, Inc. under the symbol “SMFL.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Signing of Securities Purchase Agreement

On September 30, 2024, Smart for Life, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Hyperion, L.L.C. (“Hyperion”) and Online Publishing & Marketing, LLC (“OPM”), and their respective owners (together, the “Sellers”), pursuant to which the Company agreed to acquire all of the issued and outstanding limited liability membership interests of Hyperion and OPM from the Sellers for an aggregate purchase price of $2,500,000. At Closing (as defined below), Hyperion and OPM must be debt-free and the Company also has committed to fund the immediate working capital requirements of Hyperion.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Sellers will not compete with the business of Hyperion and OPM for a period of five (5) years following the Closing. The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement.

The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to customary closing conditions, including, without limitation, the completion of accounting and legal due diligence investigations; a financing contingency; and the receipt of all authorizations, consents and approvals of all governmental authorities and third parties; the release of any liens against any of the assets of Hyperion and OPM; and delivery of all documents required for the transfer of the equity interests of Hyperion and OPM to the Company.

Exercise of Purchase Option

As previously disclosed, on January 29, 2024, the Company entered into an asset purchase agreement with First Health FL LLC (the “Buyer”) and the Company’s wholly owned subsidiary Ceautamed Worldwide, LLC (“Ceautamed”), along with its wholly owned subsidiaries, Wellness Watchers Global, LLC (“Wellness Watchers”) and Greens First Female LLC (together with Ceautamed and Wellness Watchers, the “Subsidiaries”), pursuant to which the Company agreed to sell all assets of the Subsidiaries to the Buyer, which upon consummation of the transaction was 51% owned by certain affiliates of the Buyer and 49% owned by the Company, subject to a purchase option which may be exercised by such affiliates of the Buyer (the “Option”). On October 1, 2024, such affiliates of the Buyer elected to exercise the Option, effective as of October 2, 2024, paid to the Company the Option price of $1.00, and the Company delivered the remaining 49% interest in the Buyer to such affiliates (the “Disposition”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 regarding the exercise of the Option is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma combined financial information giving effect to the Disposition is filed as Exhibit 99.2 attached hereto and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Limited Liability Company Agreement, dated as of January 29, 2024, among Smart for Life, Inc., Joseph X. Xiras, Stuart Benson and Ryan Benson (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 2, 2024)
99.1	Smart for Life, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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